UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: 11-22-10
(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Oregon (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (address of Principal Executive Offices) (Zip Code)

541-776-6868

Registrant's Telephone Number, Including Area Code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective November 18, 2010, the board of directors elected John North to the position of  Vice President, Finance and Corporate Controller, responsible for supervising the accounting and SEC disclosure functions for the Company.  In that position, the board also designated him as the chief accounting officer.  He also serves as the primary Company contact for creditors and investors.  Since joining the Company in 2002, Mr. North has held various positions of increasing responsibility in the tax and accounting departments with the Company.  Mr. North is a graduate of Santa Clara University with a degree in Finance and is a licensed CPA.

The Board of Directors also included John North and Chris Holzshu, the Company’s recently designated Chief Financial Officer, in the group of executive officers who are parties in the Company’s standard change in control agreement (in substantially the form previously filed as Exhibit 10.22 to the Company’s Form 10-K dated March 3, 2009) whereby upon certain events coupled with termination of employment, the executives would be entitled to receive 24 months base salary and continued health care benefits for a period of 24 months or the applicable COBRA period, whichever is shorter.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2010	By:	LITHIA MOTORS, INC. (Registrant) /s/Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary